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                              C&D Technologies, Inc
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                (Name of Registrant as Specified In Its Charter)


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



May 15, 2006

                      Re: Clarification Regarding Proposed
                     C&D Technologies, Inc. (the "Company")
                            2007 Stock Incentive Plan

Dear Stockholders:

At the annual meeting of stockholders, C&D Technologies will request stockholder approval of the C&D Technologies, Inc. 2007 Stock Incentive Plan (the "Plan"). The Company is seeking stockholder approval of a modest amount of 1,500,000 shares for the Plan or approximately 5.9% of common shares outstanding. We also understand that some investors have placed an increasing level of importance on the annual share usage level ("run rate") from equity-based awards to participants.

For fiscal years 2003, 2004, and 2005, our gross annual equity usage averaged approximately 2.5% of common shares outstanding, with a net grant rate of approximately 1.61% after cancellations. However, in fiscal year 2006 our gross annual equity usage was significantly higher than either our historical usage or what we anticipate in the future. This increase was a result of management's decision to issue stock options to employees in January 2006 in advance of the change in the accounting rules for stock options (FAS123R). This grant traditionally would have been made in fiscal year 2007.

To address the issue of annual run rate and our projected equity usage, and assuming approval of the proposed Plan by our stockholders, the Company commits that for fiscal years 2007 through 2009, our average annual run rate will not exceed 2.93% of common shares outstanding, which is the average run rate plus one standard deviation for our GICS industry group based on Institutional Shareholder Services guidelines for the 2006 proxy season.

Our ability to continue to offer equity awards is critical to attract, retain, and reward talent key to our success in a challenging and dynamic business environment. You have previously been provided our proxy statement which describes the Plan and key features. We encourage you to review those materials as well as our clarification described in this letter as you consider your vote on the proposed Plan.

The Board of Directors has recommended a vote "FOR" Proposal No. 2, the approval of the Company's 2007 Stock Incentive Plan. We solicit your support and welcome your input.

Respectfully,

/s/ Jeffrey A. Graves
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Jeffrey A. Graves
President and Chief Executive Officer